UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2018

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Company's Annual Meeting of Stockholders four proposals were voted on at the meeting. The results for each proposal are as follows:
Proposal No. 1 to elect seven directors of the Company, each to serve until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified or until the director’s earlier resignation or removal, was approved by the stockholders. The nominees received the following votes:

Nominees	For	Against	Abstain	Broker Non-Votes
D. James Bidzos	77,338,265	1,297,120	2,692,108	6,374,490
Kathleen A. Cote	77,917,249	3,390,446	19,798	6,374,490
Thomas F. Frist III	80,416,431	890,845	20,217	6,374,490
Jamie S. Gorelick	80,904,231	403,855	19,407	6,374,490
Roger H. Moore	76,521,751	2,313,337	2,492,405	6,374,490
Louis A. Simpson	78,366,082	2,940,486	20,925	6,374,490
Timothy Tomlinson	80,349,084	958,189	20,220	6,374,490

For Proposal No. 2, stockholders of the Company approved, on a non-binding, advisory basis, the Company's executive compensation. The voting results were as follows:

For:	79,971,845
Against:	1,321,110
Abstain:	34,538
Broker Non-Votes:	6,374,490

For Proposal No. 3, stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The voting results were as follows:

For:	86,829,422
Against:	825,078
Abstain:	47,483
Broker Non-Votes:	0

For Proposal No. 4, stockholders of the Company did not approve a stockholder proposal requesting that the Board of Directors take steps to reduce the ownership threshold to call a special meeting. The voting results were as follows:

For:	24,229,575
Against:	56,963,145
Abstain:	134,773
Broker Non-Votes:	6,374,490

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: May 24, 2018	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Executive Vice President, General Counsel and Secretary